EXHIBIT 2.3

                                                      Executed February 15, 2000


                            SHARE PURCHASE AGREEMENT

                                       for

                              SHARES IN SOL B0RS AS

                                     between

         SCHIBSTED MULTIMEDIA AS, MOMENTO SOL AS, SCANDINAVIA ONLINE AS, M0LLA HOLDING AS, THORBJ0RN BREVIK, KNUT AUNE JONASSEN, EIVIND TRONDSEN
                                   AS SELLERS

                                       and

                           GLOBALNETFINANCIAL.COM INC
                                     AS GLBN
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                                TABLE OF CONTENTS
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1.   DEFINITIONS; INTERPRETATION....................................................................................4

   1.1    DEFINITIONS...............................................................................................4
   1.2    INTERPRETATION............................................................................................5

2.   PURCHASE AND SALE OF SALE SHARES...............................................................................5

   2.1    PURCHASE AND SALE OF SALE SHARES..........................................................................5
   2.2.   PURCHASE PRICE............................................................................................5

3.      LOCK UP AGREEMENT...........................................................................................6

4.   CONDITIONS PRIOR TO CLOSING....................................................................................7

5.        CONDITIONS TO CLOSING.....................................................................................7

6.        CLOSING...................................................................................................8

   6.1.   SELLER`S DELIVERIES.......................................................................................8
   6.2    GLBN'S DELIVERIES.........................................................................................8

7.      DUE DILIGENCE...............................................................................................9

   7.1    THE PROCESS...............................................................................................9
   7.2    DUE DILIGENCE CO-OPERATION................................................................................9

8.   REPRESENTATIONS AND WARRANTIES OF THE SELLERS..................................................................9

9.   REPRESENTATIONS AND WARRANTIES OF GLBN........................................................................12

10.  INDEMNIFICATION AND LIABILITY.................................................................................12

   10.1.  INDEMNIFICATION..........................................................................................12
   10.2   DURATION OF LIABILITY....................................................................................12
   10.3   CLAIMS AND LIMITATIONS...................................................................................12

11.     COMPETITION, CONFIDENTIALITY ETC...........................................................................13

   11.1   NO SOLICITATION, NO HIRE.................................................................................13
   11.2   CONFIDENTIALITY..........................................................................................13

13.     NOTICES....................................................................................................13

14.     FEES AND EXPENSES..........................................................................................14

15.     GOVERNING LAW..............................................................................................14

16.     DISPUTE RESOLUTION.........................................................................................14

17.     COUNTERPARTS...............................................................................................15

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THIS SHARE PURCHASE AGREEMENT (the "AGREEMENT") is entered into by and between;

Schibsted Multimedia AS , a company organised and existing under the laws of Norway (commercial trade Reg. 977 049 881) whose registered office is at Apotekergaten 10, 0107 Oslo , Norway, (hereinafter referred to as "SMM") and,

Momento SOL AS , a company organised and existing under the laws of Norway (commercial trade Reg. 981 389 107) whose registered office is at Sagveien 19, 0459 Oslo, Norway, (hereinafter referred to as "MOMENTO") and,

Scandinavia Online AS, a company organised and existing under the laws of Norway (commercial trade Reg.No 974209314 ) whose registered office is at Gjerdrums vei 11, Oslo (hereinafter referred to as "SOL"), and

M0LLA Holding AS, a company organised and existing under the laws of Norway (commercial trade Reg.No 980 618 684) whose registered office is at Sagveien 19, 0459, Oslo, Norway (hereinafter referred to as "M0LLA"), and

Thorbj0rn Brevik, (hereinafter referred to as "TB") managing director of SOL B0rs AS ("Company" see Definitions section below), and

Knut Aune Jonassen, (hereinafter referred to as "KJ") employee of the Company , and

Eivind Trondsen, (hereinafter referred to as "ET") employee of the Company ,

all of the above collectively referred to as the "SELLERS"

and the Purchaser,

GlobalNetFinancial.com Inc., a company organised and existing under the laws of the State of Delaware, USA whose registered office is located at 7284 West Palmetto Park Road, Suite 210, Boca Raton, Florida 33433 (hereinafter referred to as "GLBN" ).

GLBN and the Sellers, hereinafter, referred to as the "Parties".

WHEREAS:

SMM is a shareholder of the Company, and owns 11.92 % of the shares (1101 sharesr) in the Company;

Momento is a shareholder of the Company, and owns 10.55 % of the shares (974 shares) in the Company;

SOL is a shareholder of the Company, and owns 45% of the shares 4156shares) of the Company;

M0LLA is a shareholder of the Company, and owns 22.3 % of the shares (2060 shares) of the Company;

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TB is a shareholder of the Company, and owns 5.22 % of the shares (482 shares)
of the Company;

KJ is a shareholder of the Company, and owns 2.71 % of the shares (250 shares) shares of the Company;

ET is a shareholder of the Company, and owns 2.31 % of the shares (213 shares), of the Company;

On the date of this Agreement the share-capital of the Company is NOK 461,800, consisting of 9236 shares of NOK 50 each;

The Sellers have agreed to transfer to GLBN, all shares equalling 100% interest in the Company (as shall be defined below as "Sales Shares"), subject to the terms and conditions of this Agreement;

NOW, THEREFORE the Parties in consideration of the mutual promises and covenants herein contained have in good faith agreed as follows:

1.       DEFINITIONS; INTERPRETATION

1.1      DEFINITIONS

         In this Agreement, unless the context otherwise requires, the following terms shall have the following meanings:

         "FINANCIAL WEBSITES" shall mean sites on the Internet where financial investment information is published;

         "CLOSING" shall mean the event that the transactions contemplated in this Agreement shall be consummated;

         "COMPANY" shall mean SOL B0rs AS, a company organised and existing under the laws of Norway (commercial trade reg.No 979 175 027 ) whose registered office is at Sagveien 19, 0459 Oslo;

         "COMMON SHARES" shall mean the shares in GLBN to be transferred to the Sellers as consideration for the Sale Shares on Closing, which shall be the GLBN shares currently trading on the nasdaq NMS under the symbol "GLBN";

         "GROUP" shall have the meaning as in the Norwegian Company Act of 1997ss.1-3;

         "LOCK-UP PERIOD" shall mean the period where any transfer, sale or distribution or pledging as security of the Common Shares is prohibited;

         "PANSOL" shall mean Scandinavia Online AB (Sweden), Scandinavia Online A/S (Denmark) and Scandinavia Online AS (Norway);

         "PURCHASE PRICE" shall have the meaning as set forth in Article 2.2. of this Agreement;

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         "SALE SHARES" shall mean all shares of the Company, including but not limited to: all shares held by the Sellers (as defined below); all outstanding warrants and/or options; and any other security issued and outstanding, whether encumbered or unencumbered, or otherwise held in the Company treasury, that represent 100% of the share interest in the Company;

         "SOL PORTALS" shall mean the websites owned and operated by PANSOLin Norway, Sweden and Denmark and which are respectively located at:

         HTTP://WWW.SOL.NO
         HTTP://WWW.PASSAGEN.SE
         HTTP://WWW.SOL.DK;

         or any other domain addresses, URLs, or such additional websites , which may replace or co-exist with the SOL Portals, where the nature thereof is substantially similar to the SOL Portals or such site that may be substantially used by the existing SOL user base;

         "TRAFFIC" shall mean page views, unique users , and user sessions on the SOL Portals, measured by branch standards in each country.

1.2      INTERPRETATION

         In this Agreement, unless the context otherwise requires;

         a) words denoting the singular include the plural and vice versa, and;

         b) a reference to (i) a party to this Agreement or any other person includes its successors and permitted assigns, and (ii) a document is a reference to that document as amended, novated or supplemented.

         The headings and the Table of contents are inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

2.       PURCHASE AND SALE OF SALE SHARES

2.1      PURCHASE AND SALE OF SALE SHARES

         Subject to the terms and conditions hereof, the Sellers hereby agree to transfer the Sale Shares to GLBN. The title and all ownership rights to the Sale Shares shall be assigned to GLBN upon Closing.

2.2.     PURCHASE PRICE

         The Purchase Price for the Sale Shares contemplated in this Agreement shall be equal to US $ 7,500,000.00 ( seven million fivehundred thousand dollars). The Purchase Price to be paid to the Sellers shall be allocated between cash and Common Shares in GLBN according to the following:

         a) GLBN shall pay a cash contribution of US $3,000,000.00 (three million dollars) to the Sellers on Closing. This payment shall be distributed to the Sellers in pro rata

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                  proportion to their ownership in the Company in accordance with the following schedule:

                  The total amount shall be paid to SMM account no. in Den Norske Bank: 7009.04.41335.

                  SMM shall distribute the amount between the Sellers as follows:

                  Distribution of Cash
                  SOL                      USD    1,349,935
                  M0LLA                    USD      669,121
                  Momento                  USD      316,371
                  SMM                      USD      357,622
                  TB                       USD      156,561
                  KJ                       USD       81,204
                  ET                       USD       69,186
                  Total                    USD    3,000,000

         b) GLBN shall pay on Closing by allocation of Common Shares in GLBN, currently trading on the nasdaq NMS under the symbol "GLBN", by issuing new shares to the Sellers in an amount equal to US $4,500,000.00 (fourandahalfmilliondollars). Such Common Shares shall be priced at the average closing price of the five business days immediately prior to the signing of the Heads of Agreement dated January 19, 2000, that price is US $28.225 per Common Share. The number of shares allocated is 159,433. The allocation of shares shall be distributed to the Sellers in pro rata proportion to their ownership in Company as follows:

                  Distribution of Shares:
                  SOL                  71,741
                  M0LLA                35,560
                  Momento              16,813
                  SMM                  19,006
                  TB                    8,320
                  KJ                    4,316
                  ET                    3,677
                  Total               159,433

3.       LOCK UP AGREEMENT

         The Common Shares contributed as payment in accordance with Article
         2.2. b), of this Agreement shall be subject to a lock-up period in accordance with the following conditions;

         a) 25% of the Common Shares distributed to each of SOL, Momento and SMM shall be subject to a Lock-Up period of 9-months following the Closing of this Agreement; and

         b) 25% of the Common Shares distributed to each of SOL, Momento and SMM shall be subject to a Lock-Up period 1-year following the Closing of this Agreement; and

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         c)       25% of the Common Shares distributed to each of SOL, Momento and SMM shall be subject to a Lock-Up period of 18-months following the Closing of this Agreement; and

         d) 25% of the Common Shares distributed to each of SOL, Momento and SMM shall be subject to a Lock-Up period of 24-months following the Closing of this Agreement.

         e) The Common Shares distributed to each of M0LLA, TB, KJ and ET shall not be subject to a Lock-Up period, however the shares can not be traded until they have been registered for trading, such registration must be approved by the Security Exchange Commission . This procedure can take anything from 3-6 months and is out of control of GLBN.

4.       CONDITIONS PRIOR TO CLOSING

         Until GLBN has acquired a full and clear title to all Sale Shares pursuant to this Agreement, the Sellers warrant that the Company shall not, unless GLBN shall otherwise agree in writing:

         a)       issue any shares or rights to subscribe shares of any class;

         b)       increase or decrease its share capital;

         c) change the par value or the rights attached to any of its shares; or

         d) take any other action: by amendment of its articles of association or any other Company document; or through Company reorganisation, consolidation, sale of Company share capital, merger or sale of Company assets, or any other action, which might result in a dilution of the interest that GLBN shall have in the Sale Shares which shall equal 100% of the share interest in the Company.

5.        CONDITIONS TO CLOSING

         The completion of the sale and transfer of the Sale Shares at Closing, and the obligation of GLBN to make and transfer the consideration for the Sale Shares in accordance with Clause 2, hereinabove, shall be subject to the fulfilment of the following contemporaneous conditions:

         a) an exclusive Content Supply Agreement between SOL, Scandinavia Online AB, Scandinavia Online A/S and GLBN concerning Financial Websites is entered into on terms and conditions satisfactory to GLBN and SOL;

         b) SOL's Board of Directors shall have approved this Agreement no later than February 16,2000;

         c) SMM`s Board of Directors shall have approved this Agreement no later than February 16, 2000.

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         d)       GLBN Board of Directors shall have approved this Agreement no later than February 16,2000.



6.       CLOSING

         The transactions contemplated in this Agreement shall be consummated at the date of Closing, at the offices of SMM located at Apotekergaten 10, Oslo, Norway, or on such other date or place that shall be mutually agreed upon by the Sellers and GLBN. All documents which the Sellers' and GLBN shall deliver shall be in a form satisfactory to all the Parties.

6.1.     SELLER`S DELIVERIES

         At Closing, the Sellers shall deliver and perform the following acts:

         a) ensure that GLBN's ownership to the Sale Shares are duly noted in the Company`s Shareholder Ledger, and any other documents which are required by Norwegian law or the Company's articles of association or any other document needed for a valid transfer of title to the Sale Shares from the Sellers to GLBN.

         b) execute and deliver all requisite deeds, bills of sale, receipts, assignments, instruments and documents deemed necessary to effectuate the transfer of the Sale Shares to GLBN and complete the transaction contemplated in this Agreement, all in such form and substance satisfactory to GLBN.

         c) all members of the Board of Directors ("BOD") of the Company shall resign from the board, effective from the time of Closing, with the exception of TB, who shall remain a member of the new BOD ("New BOD") at GLBN's pleasure. Immediately after Closing, a General Meeting will be held, under which the articles of association will be changed, allowing for the New BOD to consist of three (3) directors, and the New BOD will be appointed.

6.2      GLBN'S DELIVERIES

         At Closing, GLBN shall deliver and perform the following acts;

         a) ensure that the Sellers ownership to the Common Shares are duly noted in GLBN register and any other documents which are required by law or GLBN's articles of association or any other document needed for a valid transfer of title to the Common Shares from GLBN to the Sellers;

         b) execute and deliver all requisite deeds, bills of sale, receipts, assignments, instruments and documents deemed necessary to effectuate the transfer of the

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                  Common Shares to the Sellers and complete the transaction
                  contemplated in this Agreement, all in such form and substance satisfactory to the Sellers;

         c) immediately after Closing start the registration process with the Security Exchange Commission for lifting the trading restriction in the Common Shares , and to promptly give response to all Security Exchange Commission enquiries under the registration process.;

         d) wire transfer the cash payment for the Sale Shares in the Company to the Sellers accounts within twenty-four (24) hours of the Closing, in accordance with Article 2.2. a) herein this Agreement above.


7.       DUE DILIGENCE

7.1      THE PROCESS

         Prior to the Closing, GLBN has executed a due diligence investigation of the Company comprising legal, technical and financial matters.

7.2      DUE DILIGENCE CO-OPERATION

         The Sellers have been given GLBN access to all documents of the Company, and have assited by answering all questions diligently and otherwise co-operated to the extent necessary.

8.       REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         The Sellers hereby represent and warrant to GLBN that as of the date hereof:

         a) specifically, the Company, is a company duly organised and validly existing under the laws of Norway and is otherwise fully compliant with the laws governing corporations in Norway, the articles of association and the by-laws of the Company, and that all shares of the Company are accounted for and are duly recorded in the Shareholder Ledger (SEE ATTACHED EXHIBIT "A").

         b) specifically, that all shares in the Company currently owned, or previously transferred, by Hugin AS, must be fully accounted for, subscribed, and properly noted in the Shareholder Ledger.

         c) specifically, that those 732 new shares issued to TB and KJ (in the amounts 482 and 250 respectively) shall be filed with Norwegian Business Registry by the Company prior to Closing, and that any tax liability that may arise as a result of registering said shares late, shall be the sole liability of the Sellers or of TB and KJ, as may be applicable, and shall not become the liability of GLBN or the Company. However, the Company shall be liable for any pay-roll tax up to the aggregate amount of NOK

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                  100,000, caused by TB and/or KJ's acquisition of shares in the
                  Company not being caused by the late registration of the above mentioned shares.

         d) specifically, that those options to purchase shares in the Company, granted to and held by ET, shall have been exercised by ET and that ET shall have clear title to such shares before Closing. Such shares shall constitute part of the Sale Shares, and shall be fully transferable to GLBN at Closing and as a result of such an exercise of said options by ET, the Company shall pay whatever payroll tax that shall arise in this particular instance.

         e) specifically, that any and all loans made to the Company; any and all debts incurred by the Company, and any and all accrued interest on said loans and/or debts, involving SOL, SMM, M0LLA, Momento, Hugin AS,and any other shareholder, have been satisfied in full so that no such outstanding claims can be brought against the Company.

         f) specifically, the Sellers shall ensure that upon signing of this Agreement, the Company shall relinquish any and all rights and interests that the Company, may have in distribution rights for and through the SOL Portals for Financial Websites, which may have been either formally written and documented, or oral and not documented.

         g) specifically, the Sellers shall ensure that the Company shall, prior to Closing, take such necessary BOD action, including but not limited to calling a BOD meeting, in order to formally adopt the Company's 1999 accounts, that these will not be materially different from the pro forma accounts presented to GLBN during the due diligence; and further warrants that neither the Sellers nor the Company have undertaken , nor refrained from undertaking, any measure(s) that may have caused material adverse change(s) to the Company in the period after the last audited accounts of the Company;

         h) specifically, the Sellers shall assume responsibility for any and all debts incurred by the Company during 1999, that may not appear on the Company's 1999 account, at the time of Board of Directors' meeting to adopt the 1999 account, such meeting shall occur prior to Closing. Additionally, the audited financial statement of the Company, for the fiscal year ended 1999, has been prepared in accordance with generally accepted accounting principles of Norway and truly and fairly presents the financial position of the Company for that period.

         i) specifically, any obligations entered into by the Company,, in either written documented form, or in oral and undocumented form, which have not been disclosed to GLBN prior to Closing, shall become the sole responsibility of the Sellers, including all resulting liabilities that may arise.

         j) specifically, the Company is fully licensed to conduct the types of activities the Company has engaged in including any necessary licenses pertaining regulatory compliance, intellectual property (including but not limited to software), and professional licenses.

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         k)       specifically, the Company has procured registration to the
                  Uniform Recourse Locators ("URL's") WWW.SOLBORS.NO; WWW.SOLBORS.COM;, and that following Closing no activity shall be taken to divert Traffic from any of the URL's listed herein.

         l) specifically, on the date of this Agreement the registered share capital of the Company is NOK 425,200 and in addition the Shareholders Meeitng decided in Agust 25,1999 to issue 732 new shares , to be filed for registration prior to Closing, so that the total sharecapital in the Company is NOK 461,800, and such share capital, prior to Closing, has been duly subscribed and fully paid up by the present shareholders of the Company in accordance with all applicable laws. There are no other type of shares of capital stock or other securities of the Company outstanding.

         m) specifically, there are no agreements or understandings to which the Company is a party or by which the Company is bound relating to any shares or other securities of the Company (including the Sale Shares), whether or not outstanding;

         n) specifically, there is no legal action, suit, proceeding or investigation pending, and to the best of the Sellers knowledge, no such action is threatened against the Company.

         o) specifically, the Sellers have full power to enter into and fulfil its obligations under this Agreement; neither the execution and the delivery of this Agreement, nor the compliance by the Sellers with the terms and provisions hereof, will conflict with, or result in a breach or violation of any of the terms, conditions and provisions of (i) Company's articles of association or other governing instruments; (ii) any judgement, order, injunction, decree or ruling of any court or governmental or local authority, to which the Sellers or the Company is subject; (iii) any agreement, contract, license, commitment or permit to which the Sellers or the Company is a party; or (iv) any applicable law;

         p) specifically, that all shares that represent 100% of the total interest in the Company and, which are represented as the Sale Shares , shall be fully transferable to GLBN at Closing and shall not otherwise be the subject of options or warrants or any other forms of derivatives or rights to transfer or acquire any non-issued shares or other securities issued to third-parties and otherwise shall not be subject to encumbrances of any kind;

         q) specifically, that all Traffic figures presented by the Company are reasonably accurate (including but not limited to monthly page views and unique visitors) representations. (SEE ATTACHED EXHIBIT "B" FOR REPRESENTATIVE COMPANY TRAFFIC FIGURES)

         r) specifically, that TB, KJ, and ET shall not, following Closing and for a period of twelve (12) months, undertake any activities that might undermine and adversely affect the quality of Traffic and the value of services of the Financial Website and www.solbors.no. Furthermore, TB, KJ, and ET shall otherwise co-operate fully with GLBN during the business transition period of the Company following Closing.

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9.       REPRESENTATIONS AND WARRANTIES OF GLBN

         GLBN hereby represents and warrants that as of the date hereof:

         a) GLBN is a company duly organised and validly existing under the laws of the State of Delaware USA;

         b) GLBN has full power and title to enter into and fulfil its obligations under this Agreement; neither the execution and the delivery of this Agreement, nor the compliance by GLBN with the terms and provisions hereof, will conflict with, or result in a breach or violation of any of the terms, conditions and provisions of (i) GLBN's articles of association or other governing instruments; (ii) any judgement, order, injunction, decree or ruling of any court or governmental or local authority, to which GLBN is subject;
                  (iii) any agreement, contract, license, commitment or permit to which GLBN is a party; or (iv) any applicable law; they have the power and authority to enter into this Agreement.


10.      INDEMNIFICATION AND LIABILITY

10.1.    INDEMNIFICATION

         The Sellers shall indemnify GLBN against any losses, damages or claims suffered by GLBN as a result of any breach of the representations or warranties set forth in Article 8 or any breach or violation of any covenant, undertaking or obligation of the Sellers set forth in this Agreement.

10.2     DURATION OF LIABILITY

         The liability of the Sellers shall remain valid until 9-months after the Closing. No claim may be brought by GLBN against the Sellers in respect of any breach of the warranties hereunder unless notice in writing of such claim with detailed information of the claims are made and the basis therefore has been given to the Sellers within 9-months after the Closing.

10.3     CLAIMS AND LIMITATIONS

         GLBN shall not be entitled to damages for losses which are related to matters which are disclosed to GLBN under this Agreement or during the due diligence process, exempt for those specifically mentioned in Clause 8, above. For other claims GLBN shall be indemnified if the aggregate amount of such losses exceeds an amount of US $50,000 ( fifty thousand dollars), and only for the part of the claim exceeding US $ 25,000 (twenty five thousand dollars). Except in the case of fraud or gross negligence the aggregated amount of all claims against the Sellers shall not exceed the sum equal to US $ 1 million (one million dollars).

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10.4     THIRD PARTY CLAIMS

         GLBN shall notify the Sellers in writing no later than 10 working days after having received claims from third party against the Company which may cause a liability for the Sellers.

11.      COMPETITION, CONFIDENTIALITY ETC.

11.1     NO SOLICITATION, NO HIRE

         All Parties to this agreement shall, and shall procure that no member of their respective Groups, for a period of two years from Closing not;

         a) induce, solicit or endeavour to entice any employee of the other Group to leave the service or employment of any member of the other Group, or

         b)       hire

                  (i)     any of TB, KJ and ET away from GLBN or Company, or

                  (ii) any person who during the period of twelve months prior to Closing was an employee of any member of the other Group occupying a senior or managerial position likely to be in possession of confidential information relating to, or able to influence the customer relationships or connections of any member of the Group.

         In the event of an infringement of this obligation, the parties shall be liable to pay to the other party liquidated damages of US $25,000 (twenty five thousand dollars)in respect of any person mentioned under
         (b)(i) and b (ii).

11.2     CONFIDENTIALITY

         GLBN and the Sellers shall treat the content of this Agreement, information on the other parties businesses and any other information received or obtained by either party strictly confidential, save as information already made public, except for regulatory requirements.

13.      NOTICES

         Any notice to be given under this Agreement shall be in writing and deemed to have been duly given when it is given at such party's address specified below its signature to this Agreement or at such other address as such party has notified to the other party.

         Address for notices to SOL:

         Address:           Gjerdrums vei 11, Oslo, Norway
         Telefax:           + 47 22090277
         Attention:         President of SOL

         Address for notices to SMM:

         Address:           Apotekergaten 10, Oslo, Norway
         Telefax:           + 47 23106601
         Attention:         Group Controller Stein Yndestad

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         Address for notices to GLBN

         Address:           7284 West Palmetto Park Road,
                            Suite 210, Boca Raton; Florida 33433, USA
         Telefax:           + 1 561 417 8054
         Attention:         Peter Wallis.

14.      FEES AND EXPENSES

         Fees and expenses incurred by each party in connection with, relating to or arising out of the negotiation, execution, delivery and performance of this Agreement, including but not limited to auditors, financial advisors, legal advisors etc, shall be borne by such Party and not by the Company.

15.      GOVERNING LAW

         This Agreement shall be governed by, and construed in accordance with, the laws of Norway.

16.      DISPUTE RESOLUTION

         Disputes between the parties arising out of or in connection with this Agreement shall primarily be resolved by negotiations. Each party may however decide to refer the dispute to arbitration in accordance with the then-current rules of Chapter 32 of the Norwegian Civil Procedures Act of 13 August 1915, if a settlement has not been reached within 3 weeks of negotiations.

         However, neither negotiations nor the arbitration clause shall limit either party to seek interim, interlocutory or permanent injunctive relief from any court of competent jurisdiction.

         The arbitration proceedings will be conducted in Oslo or, if agreed between the Parties, any other city acceptable to both parties. The language of the arbitration proceedings will be in English. The arbitration will be conducted before a three person panel, consisting of one arbitrator selected by GLBN, one arbitrator selected by the Sellers, and one arbitrator selected by the foregoing two arbitrators. If any of the parties should fail to appoint an arbitrator within 3 weeks after the negotiations period as mentioned above has ended, the other party will be given the right to appoint the arbitrators. Each arbitrator will be experienced in conducting international arbitration in the communications industry. The decision resulting from the arbitration will be final and binding on the parties. The GLBN and the Sellers each agree that, except as required by applicable law or regulation, it will keep confidential the existence and outcome of any arbitration proceeding, as well as the contents thereof, and will require the arbitrators to adhere to the same obligation of confidentiality.

17.      COUNTERPARTS

         This Agreement is made and executed in seven (8) originals in the English language. One original for each of SOL, SMM, Momento, M0LLA, TB, KJ, ET and GLBN.

          Signed in ....... on ____ 2000 Signed in ....... on ____ 2000





Scandinavia Online AS:                        GlobalNetFinancial.com Inc.:



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Schibsted Multimedia AS:


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M0LLA Holding AS:


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Momento SOL AS:


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Thorbj0rn Brevik:


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Knut Aune Jonassen :


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Eivind Trondsen:


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